Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-199110) and Forms S-8 (Nos. 33-75622, 333-108805, 333-150694, 333-166828 and 333-188599) of Albemarle Corporation of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 27, 2015